UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2009

STIFEL FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9305 (Commission File Number)	43-1273600 (IRS Employer Identification No.)

One Financial Plaza

501 North Broadway

St. Louis, Missouri 63102-2102

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code (314) 342-2000

                                                 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  Election of Directors

Effective August 10, 2009, the Board of Directors of Stifel Financial Corp. (the "Company") elected Victor J. Nesi to serve as a Class II director of the Company with a term ending in 2012. Mr. Nesi, as an employee director, will not receive any additional compensation for his service as a director.

The following is a brief description of Mr. Nesi's business experience:

Victor J. Nesi, serves as Executive Vice President, Director of Investment Banking and Co-Director of Capital Markets. Mr. Nesi, 49, has more than 20 years of banking and private equity experience, most recently with Merrill Lynch, where he headed the global private equity business for the telecommunications and media industry. From 2005 to 2007, he directed Merrill Lynch's investment banking group for the Americas region. In that role, he was responsible for the firm's investment banking origination activities for corporate, financial, and sovereign clients in the United States, Canada, and Latin America across all industries and products. Prior to joining Merrill Lynch in 1996, Mr. Nesi spent seven years as an investment banker at Salomon Brothers and Goldman Sachs. He began his career in corporate and securities law with the Shea and Gould law firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL FINANCIAL CORP.

Date: August 14, 2009	By:	/s/ Ronald J. Kruszewski
Ronald J. Kruszewski
Chairman of the Board, President and Chief Executive Officer